Exhibit 3.6

SS: Form D-4
Submit in duplicate
Filing Fee:  $25.00

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                                    MAIL TO:
                           Colorado Secretary of State
                               Corporations Office

                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                 (303) 894-2251

                              ARTICLES OF AMENDMENT

                                     to the

                            ARTICLES OF INCORPORATION

                                     of the
                            THE QUIZNO'S CORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is: The Quizno's Corporation.

SECOND: The following amendment to the Amended and Restated Articles of Incorporation was duly adopted by the Board of Directors without shareholder action at a meeting duly held on March 22, 2000, in accordance with the provisions of Section 7-106-102 of the Colorado Business Corporation Act.

"RESOLVED, that Article II
of the Amended and Restated Articles of Incorporation is hereby amended by adding the following paragraph to Article II:

"Class E Cumulative Convertible Preferred Stock.
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a. General. One hundred fifty thousand (150,000) shares of authorized preferred stock are hereby designed as Class E Cumulative Convertible Preferred Stock
(the "Class E Preferred Stock").

b. Conversion.
   ----------

(i) Subject to the following
paragraphs, each share of Class E Preferred Stock shall be convertible into one
(1) share of the Corporation's common stock (the "Common Stock") on any of the monthly dividend payment dates set forth in paragraph d below, at any time prior to the redemption date after the notice of redemption provided for in paragraph c below has been delivered.

(ii) If at any time the Corporation reorganizes, consolidates, merges, exchanges shares, or sells, leases, exchanges or transfers all or substantially all of its assets, then as a part of such reorganization, consolidation, merger, share exchange or sale, lease, exchange or transfer, provision shall be made so that each holder of shares of Class E Preferred Stock will thereafter be entitled to receive upon conversion of his shares of Class E Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or successor corporation resulting from such reorganization, consolidation, merger, share exchange or sale, lease, exchange or transfer, which the holder would have received had he converted his shares of Class E Preferred Stock immediately prior to the effective time of such reorganization, consolidation, merger, share exchange or sale, lease, exchange or transfer.

(iii) In case the Corporation shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of shares of Common Stock issuable upon conversion of the Class E Preferred Stock immediately prior thereto shall be adjusted so that the holders of Class E Preferred Stock shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Corporation which they would have owned or have been entitled to receive had such Class E Preferred Stock been converted in advance thereof. An adjustment made pursuant to this subparagraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

c. Redemption. At the option of the Corporation, shares of Class E Preferred Stock may be redeemed, in whole or in part, on any of the monthly dividend payment dates set forth in paragraph d below, on or after April 1 2003, at a redemption price of $8.62 per share, plus an amount equal to unpaid cumulative dividends accrued to the date of redemption as provided in paragraph d below, so long as the holder of such shares of Class E Preferred Stock is given sixty (60) days notice of such redemption.

d. Dividends. The holder of record of each share of Class E Preferred Stock shall receive a cumulative monthly dividend of $0.0862 per share of Class E Preferred Stock. Dividends on the Class E Preferred Stock shall be payable, out of funds at the time legally available for payment of dividends, in equal monthly amounts on the first business day of each month in each year beginning with April, 2000, for so long as shares of the Class E Preferred Stock are outstanding, except that dividends on the shares of Class E Preferred Stock payable on the first dividend payment date shall commence to accrue and shall be cumulative from and including March 22, 2000. Dividends shall be paid as provided above, unless the Board of Directors of the Corporation determine as to a specific dividend that it is in the best interests of the Corporation to put such funds to other use. If such dividend is not paid as of any such monthly dividend payment date, the right to such payment shall accrue to the holders of the shares of the Class E Preferred Stock and become an obligation of the Corporation until paid in full. No dividends, other than dividends payable solely in shares ranking junior to the Class E Preferred Stock, shall be paid or set apart for payment on any shares ranking junior to the Class E Preferred Stock unless and until all accrued and unpaid dividends on the Class E Preferred Stock, shall have been paid or a sum sufficient for payment thereof set apart. Whether another series of preferred stock is senior, substantially equal or junior to the Class E Preferred Stock will be determined by the Corporation's Board of Directors, subject to the voting requirements of the Colorado Business Corporation Act. However, Class E Preferred Stock shall be ranked junior to both the Corporation's Class A Cumulative Convertible Preferred Stock ("Class A Preferred Stock") and Class C Cumulative Convertible Preferred Stock ("Class C Preferred Stock"), but shall be ranked senior to the Corporations's Class D Subordinated Convertible Preferred Stock ("Class D Preferred Stock").

e. Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, or winding up, of the affairs of the Corporation, the holders of the issued and outstanding Class E Preferred Stock shall be entitled to receive for each share of Class E Preferred Stock, a dollar amount equal to $8.62 plus all then accrued and unpaid cumulative dividends, before any distribution of the assets of the Corporation shall be made to the holders of any other capital stock, except for holders of Class A Preferred Stock and Class C Preferred Stock, which classes shall be ranked senior to Class E Preferred Stock in connection with the liquidation preferences under this paragraph e. The Corporation may not pay any amount in the event of a liquidation or winding up of the Corporation, to the holders of any Common Stock, or any other capital stock of the Corporation ranked junior to the Class E Preferred Stock, unless and until the Corporation has redeemed the Class E Preferred Stock or the holders of the Class E Preferred Stock have received their full liquidation preferences as provided herein. However, no funds can be paid on the liquidation or dissolution of the Corporation to the holders of the Class E Preferred Stock, unless all amounts due and owing upon liquidation or dissolution of the Corporation to the holders of the Class A Preferred Stock and the Class C Preferred Stock of the Corporation and any other capital stock ranked senior to the Class E Preferred Stock, shall have been in full. A reorganization, consolidation or merger of the Corporation, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Corporation of any class, shall not be regarded as a "liquidation, dissolution, or winding up of the affairs of the Corporation" within the meaning of this paragraph e.

f. Voting Rights. Except as otherwise expressly provided in the Colorado Business Corporation Act, holders of Class E Preferred Stock shall have no right to vote for the election of directors or for any other purpose, provided, however, that holders of a majority of the Class E Preferred Stock shall be required to vote in favor of any proposal to issue a series of preferred stock of the Corporation which is to be senior as to dividends or liquidation preferences to the Class E Preferred Stock before such preferred stock may be issued by the Corporation.

g. Registration Under the Securities Act of 1933.
-------------------------------------------------

(i) Whenever the Corporation files a registration statement with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), or pursuant to any other act passed after the date hereof, which filing provides for the sale of securities by the Corporation to the public, or files a Regulation A Offering Statement under the Act, the Corporation shall offer to the holders of the Class E Preferred Stock or of any shares of Common Stock issued upon conversion of the Class E Preferred Stock, the opportunity to register or qualify the shares issued or to be issued upon conversion of the Class E Preferred Stock at the holders' sole expense, regardless of whether the holder or holders of the Class E Preferred Stock may have previously availed themselves of any of the registration rights described in this paragraph g; provided, however, that in the case of a Regulation A offering, the opportunity to qualify shall be limited to the amount of the available exemption after taking into account the securities that the Corporation wishes to qualify. However, if an underwriter or sales agent determines in good faith that the then current market conditions make it inadvisable to offer selling shareholder shares to the public or to limit the amount of such shares, the holders shall comply with such determination. Notwithstanding anything to the contrary, this subparagraph (i) shall not be applicable to a registration statement on Forms S-4, S-8 or their successors or any other inappropriate forms filed by the Corporation with the United States Securities and Exchange Commission.

The Corporation shall deliver written notice to the holder or holders of the Class E Preferred Stock and to any holders of the shares of Common Stock issued upon conversion of the Class E Preferred Stock of its intention to file a registration statement or Regulation A Offering Statement under the Act at least 60 days prior to the filing of such registration statement or offering statement, and the holder or holders shall have 30 days thereafter to request in writing that the Corporation register or qualify the shares of Common Stock to be issued upon conversion in accordance with this subparagraph (i). Upon the delivery of such a written request within the specified time, the Corporation shall be obligated to include in its contemplated registration statement or offering statement all information necessary or advisable to register or qualify the shares issuable upon conversion for a public offering, if the Corporation does file the contemplated registration statement or offering statement; provided, however, that neither the delivery of the notice by the Corporation nor the delivery of a request by a holder shall in any way obligate the Corporation to file a registration statement or offering statement. Furthermore, notwithstanding the filing of a registration statement or offering statement, the Corporation may, at any time prior to the effective date thereof, determine not to offer the securities to which the registration statement or offering statement relates, including the shares to be issued upon conversion.

Holders exercising their rights hereunder shall pay all expenses relating to their shares being sold pursuant to the registration statement, including their pro rata share of legal, accounting, consulting, printing, federal and state filing fees, NASD fees, out-of-pocket expenses incurred by counsel, underwriting commissions, transfer taxes and the underwriter's accountable and non-accountable expense allowances attributable to the offer and sale of the shares to be issued upon conversion, accountants and consultants retained by the Corporation, and miscellaneous expenses directly related to the registration statement or offering statement and the offering.

(ii) In the event that the Corporation registered or qualifies the shares issuable upon conversion pursuant to subparagraph (i) above, the Corporation shall include in the registration statement or qualification, and the prospectus included therein, all information and materials necessary or advisable to comply with the applicable statutes and regulations so as to permit the public sale of the shares issuable upon conversion. As used in subparagraph (i) of this paragraph g., reference to the Corporation's securities shall include, but not be limited to, any class or type of the Corporation's securities or the securities of any of the Corporation's subsidiaries or affiliates.

(iii) In addition to the registration rights described in subparagraph
(i) above, upon the written request of any holder of the Class E Preferred Stock or any shares issued upon conversion thereof, the Corporation, as promptly as possible after delivery of such request, shall make all reasonable efforts to cooperate with the requesting holder in preparing and signing any registration statement or offering statement under any applicable federal or state law that the holder may desire to file in order to sell or transfer the shares issuable or issued upon conversion. Within 10 days after the delivery of the written request described above, the Corporation shall deliver written notice to all other holders of the Class E Preferred Stock or any shares issued upon conversion thereof, if any, advising them that the Corporation is proceeding with a registration statement or offering statement and that their shares issued or issuable upon conversion will be included therein if they so desire and agree to pay their pro rata share of the costs of registration or qualification and provided that the holder delivers written notice to the Corporation of his desire to be included and his agreement to pay his pro rata share of the cost within 30 days after the delivery of the Corporation's notice to him. The Corporation will supply all information necessary or advisable for any such registration statements or offering statements; provided, however, that all the costs and expenses of such registration statements or offering statements shall be borne, in a manner proportionate to the number of securities for which they indicate a desire to register, by the holders of the Class E Preferred Stock and the holders of shares issued upon conversion thereof who seek the registration or qualification of their shares issuable or issued upon conversion. In determining the amount of costs and expenses to be borne by those holders, the only costs and expenses of the Corporation to be included are the additional costs and expenses that would not have otherwise been incurred by the Corporation if those holders had not desired to file a registration statement or offering statement. As an example, and without limitation, audit fees would not be charged to those holders if or to the extent that the Corporation would have incurred the same audit fees for its year-end or other use in the absence of the registration statement or offering statement. The holders responsible for the costs and expenses shall reimburse the Corporation for those reimbursable costs and expenses reasonably incurred by the Corporation within 30 days after the initial effective date of the registration statement or qualification at issue.

No other securities of the Corporation of any type shall be included in, be the subject of, or be publicly offered pursuant to, any registration statement or offering statement filed within 120 days following the latest effective date of any registration statement or offering statement filed pursuant to this subparagraph (iii)

IN WITNESS WHEREOF, The Quizno's Corporation has caused these Articles of Amendment to its Articles of Incorporation to be signed by its Vice President and General Counsel, effective as of the date of filing with the Secretary of State of the State of Colorado.

THE QUIZNO'S CORPORATION

By /s/Patrick E. Meyers
Patrick E. Meyers
        Its Vice President and General Counsel